Exhibit 99.1

Stealth Technologies Announces Uplisting to OTCQB

LARGO, FL--(Marketwired – October 6, 2016) - Stealth Technologies, Inc. (OTCQB: STTH) has announced the approval and uplist of the Company's stock to the OTCQB Venture Market trading platform.

"We are very pleased to announce our uplisting to the OTCQB Venture Marketplace," said Brian McFadden, Stealth Technologies President and CEO. "This achievement is an integral part of our exciting growth story and reflects our ongoing commitment of building a solid and profitable business that delivers long term shareholder value. We believe that trading on the OTCQB will enhance our visibility in the marketplace, broaden and diversify our investor base, and increase the liquidity of our common stock."

About Stealth Technologies, Inc.

Stealth Technologies Inc. is a technology company focused on product development and sales in the personal financial protection and data protection businesses. Stealth Card, the company's first product to market, is designed to protect the RFID chip in a consumer's credit card from "electronic pickpocketing" that uses a smartphone, credit card reader or RFID antenna to remotely access data stored on the consumer's "Smartchip." Stealth Card renders the chipped information invisible or "Stealth" to intrusion.

Forward-Looking Statements

Statements included in this update that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements." Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

CONTACT:
Stealth Technologies, Inc.
Brian McFadden
Brian@technologiesbystealth.com